EXHIBIT 10.1

                          SECURITIES EXCHANGE AGREEMENT

         This SECURITIES EXCHANGE AGREEMENT is entered into as of the 20th day of October, 2003 by and among FIRST AID DIRECT, INC., a Florida corporation ("FADI"), and those persons signatory hereto (individually an Exchanging Shareholder and collectively the "EXCHANGING SHAREHOLDERS"), who are the holders of all of the issued and outstanding shares of 3323455 Canada Inc., a Canadian corporation ("3323")

         The parties wish to effect FADI's acquisition of 3323, through the purchase of all the issued and outstanding capital stock of 3323 from the Exchanging Shareholders on the terms and conditions set forth below. Accordingly, in consideration of the covenants, representations and warranties set forth herein, the parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

                  "3323" means 3323455 Canada Inc., a Canadian corporation, and its successors and permitted assigns.

                  "3323 Contracts" has the meaning set forth in Section 3.16.

                  "3323 Designees" means the three individuals designated in Annex A for appointment as directors of FADI pursuant to the Board Augmentation.

                  "3323 Financial Statements" means the pro forma financial statements attached as Exhibit C.

                  "3323 Plans" means the employee benefit plans identified on
Schedule 3.22.

                  "3323 Property Rights" has the meaning set forth in Section 3.14.

                  "3323 Representatives" has the meaning set forth in Section
5.2.

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                  "3323 Shares" means all of the Outstanding Capital Shares of
3323.

                  "Adjudication" has the meaning set forth in Section 11.5.

                  "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  "Agreement" means this Securities Exchange Agreement, including the Schedules and Exhibits, as amended from time to time.

                  "Applicable Law" means, with respect to a referenced Person, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any Governmental Entity, or any notice of a decision, finding or action by any Governmental Entity, in each case to the extent it has become effective, binding on the Person, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

                  "Board" means the board of directors of a referenced Person.

                  "Board Augmentation" has the meaning set forth in Section 9.7.

                  "Business Day" means a day other than Saturday, Sunday, or any other day on which banks located in the State of Florida or the Province of Quebec are authorized or obligated to close.

                  "Bylaws" means the bylaws or comparable organizational instrument of a referenced Person, as amended and in effect on the date hereof.

                  "Capital Shares" means the authorized shares of capital stock of a referenced Person having the right to participate in the distribution of earnings and assets of that Person.

                  "Charter" means certificate or articles of incorporation or comparable organizational instrument of a referenced Person, as amended and in effect on the date hereof.

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                  "Closing," "Closing Date" and "Closing Notice" have the
respective meanings set forth in Section 2.1.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Control Person" means any Person who controls or is controlled (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) by a Person.

                  "Derivative Securities" means any securities that are convertible into or exchangeable for Capital Shares or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

                  "$" or dollars means United States denominated dollars.

                  "EDGAR" means the SEC's electronic data gathering and retrieval system.

                  "Encumbrances" has the meaning set forth in Section 3.19.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "FADI" means First Aid Direct, Inc., a Florida corporation, and its successors and permitted assigns.

                  "FADI Common Stock" means FADI's common stock, par value $.01 per share, now or hereafter Outstanding, or any Capital Shares or other securities of FADI issuable in exchange, conversion or substitution therefor.

                  "FADI Financial Statements" means (a) the audited balance sheets of FADI as of December 31, 2002 and related audited statements of operations, comprehensive income, shareholders' equity and cash flows for each of the fiscal years ended December 31, 2002 and 2001 (the "Audited FADI


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Financial Statements"), accompanied by a report of independent auditors to the effect that the Audited FADI Financial Statements present fairly, in all material respects, the consolidated financial position of FADI at December 31, 2002, and the consolidated results of its operations and its cash flows for each of the fiscal years ended December 31, 2002 and 2001 in conformity with GAAP and
(b) an unaudited consolidated balance sheet of FADI as of September 30, 2003 (the "FADI Balance Sheet") and related statements of operations, comprehensive income and cash flows for the nine months ended September 30, 2003 and 2002.

                  "FADI Representatives" has the meaning set forth in Section
5.1.

                  "FADI Shares" has the meaning set forth in Section 2.3.

                  "GAAP" means accounting principles generally accepted in the United States of America, consistently applied (except as reflected in the applicable notes to the financial statements involved).

                  "Governmental Entity" means any federal, state, local or foreign governmental board, body, commission, authority, agency, court or other administrative, judicial or legislative body.

                  "Intellectual Property Rights" means all legal, equitable or moral intellectual property or proprietary rights or benefits, including copyrights and materials in any media for which copyrights are held or asserted, moral rights, trademarks, patent rights (including patent applications and disclosures), rights of priority, mask and derivative work rights, know how and trade secret rights.

                  "Indemnified Person" means a Person claiming indemnification under Section 11.

                  "Indemnifying Person" means a Person against which a claim for indemnification is asserted under Section 11.

                  "Knowledge," "Known to" or any similar phrase means, with respect to any mater in question, that, with respect to an Exchanging Shareholder, a 3323 Executive Officer, or, with respect to FADI, a FADI Executive Officer: (a) has actual knowledge of such fact or other matter, or (b)


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could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                  "Liabilities" means judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement, including in each case any interest assessments or other charges payable in connection therewith.

                  "Litigation Expenses" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

                  "Management Realignment" has the meaning set forth in Section 9.8.

                  "Material Adverse Effect" means any material and adverse effect on the business, operations, properties, prospects or financial condition of a Person, including without limitation (a) initiation or public announcement of a tender or exchange offer for 50% or more of the Outstanding Capital Shares of FADI, (b) initiation or public announcement of a transaction that will result in a change of control of any Control Person of FADI, (c) commencement of proceedings for delisting FADI Common Stock on its Principal Market, (d) institution of a Proceeding against a Person before any Governmental Entity seeking damages in excess of $100,000 or remedies that could materially adversely affect its operations and (e) initiation of a Material Action by a Person without the consent of the other Person. Notwithstanding the foregoing, the following shall not be a Material Adverse Effect: (i) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement and the transactions contemplated hereby; (ii) the economy or securities markets in general; or (iii) FADI's or 3323's industry in general and not in whole or in any part significantly related specifically to FADI or 3323, as applicable.

         "Material 3323 Actions" and "Material FADI Actions" (collectively, "Material Actions") have the meaning set forth in Section 3.13 and Section 4.12, respectively.

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                  "NASD" means the National Association of Securities Dealers,
Inc.

                  "Outside Closing Date" means October 31, 2003 or such later date as the Parties may mutually determine.

                  "Outstanding" means, at any date as of which the number of issued and outstanding Capital Shares of any class is to be determined, all issued and outstanding Capital Shares of that class then directly or indirectly owned or held by or for the account of any Person other than the issuer thereof. References in this Agreement to Outstanding Capital Shares shall not include treasury shares.

                  "Party" means each of FADI, the Exchanging Shareholders and 3323.

                  "Person" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

                  "Registration Rights Agreement" means the Registration Rights Agreement between FADI and the Exchanging Shareholders in the form of Exhibit B, providing for the registration of FADI Shares for resale under the Securities Act.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

                  "Termination Notice" has the meaning set forth in Section
12.4.

                  "Third Person Proceeding" means any Proceeding first threatened or initiated by a Person other than a Party or derivatively on behalf of a Party after the Closing Date.

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                  "Transfer Agent" means Florida Atlantic Stock Transfer, or any successor transfer agent for FADI Common Stock.

                  1.2 Construction. Unless otherwise expressly provided herein, all references to Sections, Schedules, Annexes or Exhibits refer to the corresponding sections, schedules, annex or exhibits to this Agreement. The Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein. All capitalized terms used in the Schedules and Exhibits and not otherwise defined shall have the respective meanings ascribed to them in this Agreement.

         2.       TERMS OF THE TRANSACTION.

                  2.1 Closing Notice. On the date within two (2) Business Days after delivery to 3323 of notice from FADI certifying its satisfaction of the conditions set forth in Section 9, 3323 shall deliver a notice to FADI (the "Closing Notice") certifying its satisfaction of the conditions set forth in
Section 8 and setting forth a date within two (2) Business Days after the date of the Closing Notice (the "Closing Date") on which the closing of the exchange of the 3323 Shares hereunder (the "Closing") shall be held.

                  2.2 Exchange of the 3323 Shares. On the terms and subject to the conditions of this Agreement, at the Closing FADI shall exchange with the Exchanging Shareholders, and the each of Exchanging Shareholders shall transfer, assign, convey and deliver to FADI all of the 3323 Shares, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

                  2.3 Consideration for the 3323 Shares. In consideration for the 3323 Shares, FADI shall issue and deliver to the Exchanging Shareholders at the Closing an aggregate of 30,692,285FADI Shares in proportion to their respective ownership of 3323.

                  2.4 Closing Mechanics. At the Closing, (a) the Exchanging Shareholders shall deliver to FADI, certificates representing the 3323 Shares, duly endorsed for transfer to FADI or accompanied by duly executed stock powers therefor, free and clear of all liens, claims, charges, restrictions, equities


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or encumbrances of any kind, together with any necessary stock transfer stamps, and (b) FADI shall deliver to the Exchanging Shareholders certificates registered in the name of the Exchanging Shareholders, representing the FADI Shares, bearing a legend reflecting their restricted status under the Securities Act.

                  2.5 Other Closing Transactions. At the Closing, the following transactions shall be consummated and deemed to occur simultaneously with the issuance and sale of the FADI Shares in consideration for the 3323 Shares.

                  (a) Board Augmentation. The Board Augmentation shall be implemented in accordance with Section 9.7.

                  (b) Management Realignment. The Management Realignment shall be implemented in accordance with Section 9.8.

                  (c) Registration Rights. FADI and the Exchanging Shareholders shall enter into the Registration Rights Agreement in accordance with
Section 9.10.

                  (d) Management Contracts. FADI shall enter into management contracts with Scott Siegel, Jeffrey Tabin, Michel Marengere and Jacques Delorme in the forms attached as Exhibit____.

                  (e) Option Grants. FADI shall grant the stock options identified on Schedule 2.5(e).

                  (f) Private Placement Closing. FADI shall close a private placement of shares of common stock and warrants providing gross proceeds of up to $750,000.

                  (g) Closing Payments. FADI shall make the payments provided on
Schedule 2.5(g).

         3. REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING SHAREHOLDERS. The Exchanging Shareholders, severally and not jointly, represent and warrant to FADI as set forth below, subject to the exceptions set forth in the Schedules.

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                  3.1 Organization of 3323. 3323 is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. 3323 is duly licensed to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes licensure necessary, except where failure to so qualify would have no Material Adverse Effect on 3323. 3323 does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship.

                  3.2 Authority. The Exchanging Shareholder has the requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution, issuance and delivery of this Agreement, the transfer of the 3323 Shares to FADI and the consummation by the Exchanging Shareholders of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required by the Board of 3323. This Agreement has been duly executed and delivered by the Exchanging Shareholder and constitutes a valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

                  3.3 Capitalization. As of the Closing Date, 3323's authorized Capital Shares consist solely of 30,692,285 common shares are Outstanding. Except as set forth herein or in Schedule 3.3, (a) no Derivative Securities of 3323 are Outstanding, (b) no Person has any agreement, right or commitment entitling it to acquire Derivative Securities from 3323 and (c) there are no agreements or other instruments of any kind to which 3323 or, to the Knowledge of 3323, any Person is a party relating to the voting of the 3323 Shares, other than its Charter and Bylaws, or to the registration of its Capital Shares under the Securities Act. All of the 3323 Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

                  3.4 3323 Share Ownership. The Exchanging Shareholders has good and marketable title to the 3323 Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Upon delivery to FADI of certificates representing the 3323 Shares, FADI will


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acquire good and valid title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Other than this Agreement, the 3323 Shares are not subject to any agreement, arrangement, commitment or understanding that could impair FADI's rights thereto, including any restriction relating to the voting, dividend rights or disposition of the 3323 Shares.

                  3.5 Investment Intent. Each of the Exchanging Shareholders is entering into this Agreement for its own account and not with a view to any distribution of the FADI Shares acquired by it, and it has no present arrangement to sell any of its FADI Shares to or through any Person, provided that this representation shall not be construed as an undertaking to hold any FADI Shares for any minimum or other specific term, and each of the Exchanging Shareholders reserves the right to dispose of its FADI Shares at any time in accordance with Applicable Law.

                  3.6 Sophistication. Each of the Exchanging Shareholders who is a U.S. Person, as defined under Regulation S under the Securities Act, is a sophisticated investor, as described in Rule 506(b)(2)(ii) under the Securities Act, and an accredited investor, as defined in Rule 501 of the Securities Act.

                  3.7 Experience. The Exchanging Shareholder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the FADI Common Stock. The Exchanging Shareholder acknowledges that an investment in the FADI Common Stock is speculative and involves a high degree of risk.

                  3.8 Quebec Residents. If the Exchanging Shareholder is resident of the Province of Quebec, (i) he is acquiring the FADI Shares as a principal for its own account, and not for the benefit of any other person, (ii) he is acquiring a sufficient number of FADI Shares such that the aggregate acquisition cost to the Exchanging Shareholder of such FADI Shares is not less than CDN$150,000; and (iii) the Exchanging Shareholder is not an entity formed, created, established or incorporated for the primary purpose of permitting the purchase of the FADI Shares without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost is less than CDN$150,000;

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                  3.9 Ontario Residents. If the Exchanging Shareholder is
resident of the Province of Ontario, he is acquiring the FADI Shares as principal for its own account and is an "accredited investor" within the meaning of Rule 45-501 and its Companion Policy 45-501CP and has executed the certification to this effect attached hereto as Schedule 3.7;

                  3.10 Other Canadian Residents. If the Exchanging Shareholder is resident of British Columbia, Alberta, Manitoba, Newfoundland and Labrador, the Northwest Territories, Nova Scotia, Nunavut, Prince Edward Island or Saskatchewan, it is an "accredited investor" as defined in Multilateral Instrument 45-103 - Capital Raising Exemptions as evidenced by the Accredited Investor Certificate Form, a copy of which is attached as Schedule 3.8 and meets the applicable requirements set forth on Schedule 3.8.

                  3.11 Access to Information. Each of the Exchanging Shareholders has received or had access, through the 3323 Representatives, to all documents, records and other information pertaining to its investment in the FADI Common Stock that it has requested, including documents filed by FADI under the Exchange Act, and has been given the opportunity, directly or through the 3323 Representatives, to meet or have telephonic discussions with representatives of FADI, to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that FADI possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to the Exchanging Shareholders or the 3323 Representatives.

                  3.12 Manner of Sale. At no time was the Exchanging Shareholder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to FADI or any investment in the FADI Common Stock.

                  3.13 No Conflicts. The execution, delivery and performance of this Agreement by the Exchanging Shareholder and the consummation by the Exchanging Shareholder of the transactions contemplated hereby, including the sale and assignment of the 3323 Shares, do not and will not (a) result in a violation of the Charter or Bylaws of the Exchanging Shareholder, (b) conflict with or constitute a default (or an event that with notice or lapse of time or


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both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which an Exchanging Shareholder is a party, or (c) to the Knowledge of 3323, result in a violation of any Applicable Law, nor is 3323 or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation that would, individually or in the aggregate, have no Material Adverse Effect on 3323.

                  3.14 Consents. Except as set forth on Schedule 3.10, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions provided for herein (a) requires the Exchanging Shareholder or 3323 to obtain or make any consent, authorization, approval, registration or filing under a 3323 Contract or any Applicable Law, judgment or decree, (b) will cause any acceleration of maturity of any note, instrument or other obligation to which the Exchanging Shareholder or 3323 is a party or by which any of them is bound or with respect to which any of them is an obligor or guarantor or (c) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatever upon or give to any other Person any interest or right (including any right of termination or cancellation) in or with respect to 3323 Contract or the properties, assets or operations of 3323. Schedule 3.10 indicates, with respect to each consent listed thereon, whether it has been obtained as of the date hereof and, if not, when the Exchanging Shareholder reasonably expect it to be obtained.

                  3.15 Financial Statements. The 3323 Financial Statements have been provided to FADI. Subject to the assumptions and qualifications provided therein, the 3323 Financial Statements do not contain a misstatement of a material fact or omit a fact necessary to make them not materially misleading.

                  3.16 No Undisclosed Liabilities. To the Knowledge of 3323, 3323 has no material liabilities or obligations not reflected in the 3323 Financial Statements, other than those incurred in the ordinary course of its business since the date of the most recent balance sheet included in the 3323 Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on 3323.

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                  3.17 No Material Adverse Change. Since the date of the most recent balance sheet included in the 3323 Financial Statements, no event or condition has occurred that could have a Material Adverse Effect on 3323. Except as set forth in Schedule 3.13, since the date of the most recent balance sheet included in the 3323 Financial Statements, 3323 has not (a) issued or repurchased any Capital Shares, issued any Derivative Securities or declared, set aside or paid any dividend or distribution on its Outstanding Capital Shares, (b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the contracts in effect as of that date, (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, (d) sold or transferred any of its tangible or intangible assets, except to fund accounts payable and otherwise in the ordinary course of business, (e) canceled any material debts or claims or waived any material right, (f) paid or discharged any liabilities of any other Person, (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing,
(h) suffered or incurred any extraordinary expenses or losses, (i) paid or discharged any material obligation or liability, absolute or contingent, other than current liabilities incurred since June 30, 2003 in the ordinary course of business, (j) made any material change in the individual or aggregate compensation in any form payable to any of its employees, directors or consultants, (k) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a Control Person of 3323, (l) made any material changes in their accounting principles or methods, or (m) agreed in writing or, to the Knowledge of 3323, orally to take any of the actions covered by this Section 3.13 (collectively, "Material 3323 Actions").

                  3.18 Intellectual Property Rights. Schedule 3.14 sets forth a list and description of all Intellectual Property Rights owned or licensed by 3323, used by 3323 prior to the date hereof or necessary for the conduct of 3323's business as presently conducted ("3323 Property Rights"). All of the 3323 Property Rights are valid and enforceable against third parties. After the


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Closing Date, 3323 will continue to have the right to use all the 3323 Property
Rights for the conduct of 3323's business in the same manner, media, fields of use and territories as presently utilized. Except as set forth on Schedule 3.14, 3323 owns, is licensed to use or otherwise will have the right to use all of the 3323 Property Rights in the ordinary course after the Closing Date. Except as indicated on Schedule 3.14, 3323 owns the 3323 Property Rights outright or is licensed to use them on an exclusive basis, in each case free and clear of all liens and encumbrances, and no other Intellectual Property Rights are necessary for the conduct of 3323's business as currently conducted. To the Knowledge of 3323, the conduct of 3323's business as presently conducted and the use of the 3323 Property Rights and other assets following the Closing Date does not and will not infringe on the Intellectual Property Rights of any other Person. There is no pending or, to the Knowledge of 3323, threatened infringement claims against 3323.

                  3.19 Contracts. Except as set forth on Schedule 3.15, 3323 is not a Party to or is bound by any:

                           (a) employment or consulting agreement or
arrangement that has an aggregate future liability in excess of $100,000 and is not terminable by 3323 by notice of not more than six months for a cost of less than $100,000;

                           (b) employee collective bargaining contract with any
labor union; (c) covenant not to compete or other covenant restricting the operations of 3323;

                           (d) agreement or arrangement with any current or
former officer, director or employee of 3323 or any Affiliate of 3323, other than employment agreements covered by Section 3.15(a);

                           (e) agreement or arrangement designed to shift risk
relating to currency, interest rate or other price fluctuations involving notional amounts in excess of $50,000;

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                           (f) lease or similar agreement with any Person under
which (i) 3323 is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (ii) 3323 is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by 3323, in each case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable at 3323's election on less than six months' notice for a cost of less than $100,000;

                           (g) agreement or arrangement for the future purchase
or receipt of materials, supplies, equipment or services, which has an aggregate future liability to 3323 in excess of $100,000 and is not terminable at 3323's election on less than six months' notice for a cost of less than $100,000;

                           (h) material license, option or other agreement or
arrangement relating in whole or in part to the 3323 Property Rights listed on
Schedule 3.14;

                           (i) agreement, instrument or arrangement under which
3323 has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person, which individually is in excess of $100,000;

                           (j) agreement, instrument or arrangement under which
(i) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of 3323 or (ii) 3323 has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), which individually is in excess of $100,000;

                           (k) agreement, instrument or arrangement under which
3323 has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, which individually is in excess of $100,000;

                           (l) agreement, instrument or arrangement providing
for indemnification of any Person against claims or liabilities relating to any current or former business of 3323 or any predecessor of 3323; or

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                           (m) other agreement, instrument or arrangement to
which 3323 is a party or by or to which it or any of its assets or business is bound or subject, having an aggregate future liability to any Person in excess of $100,000 and is not terminable at 3323's election upon less than six months' notice for a cost of less than $100,000.

                  3.20 Enforceability of 3323 Contracts. Except as set forth on
Schedule 3.16, to the Knowledge of 3323, (a) all agreements, instruments and arrangements listed or required to be listed in Schedule 3.16 or any other Schedule contemplated by Section 3 (collectively, the "3323 Contracts") are valid, binding and in full force and effect and are enforceable by 3323 in accordance with its terms, (b) 3323 has performed all its material obligations to date under all 3323 Contracts to which it is a party or is otherwise bound or subject, (c) 3323 is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under the 3323 Contracts, (d) no other Person to any of the 3323 Contracts has notified 3323 of the counterparty's belief that 3323 is or is likely to become in breach or default in any material respect thereunder or of the counterparty's intention to accelerate or modify in a manner adverse to 3323 any obligations or rights thereunder and (e) no other Person to any of the 3323 Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  3.21 Litigation and Other Proceedings. Except as set forth in
Schedule 3.17, there are no Proceedings pending or, to the Knowledge of 3323, threatened against 3323 that might have a Material Adverse Effect on 3323, and there are no judgments, orders, writs, injunctions, decrees or awards issued by or, to the Knowledge of 3323, requested by any Governmental Entity that might have a Material Adverse Effect on 3323.

                  3.22 Tax and Other Returns and Reports. Except as disclosed on
Schedule 3.18, (a) all national, state, provincial and local tax returns, reports and statements required to be filed by 3323 have been filed with the appropriate Governmental Entities in all jurisdictions in which the returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of 3323 for the periods, properties or events covered thereby, (b) all national, state, provincial and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions have been properly accrued or paid, (c) 3323 has not received any notice of assessment or proposed assessment by any taxing authority in connection with any of its tax returns, and there are no pending tax examinations of or tax claims asserted against 3323 or any of its assets or properties, (d) there are no tax liens on any of 3323's assets, and (e) 3323 has no Knowledge of any basis for any additional assessment of any taxes on 3323.

                  3.23 Title to Assets; Absence of Liens and Encumbrances. 3323 owns or has a valid leasehold interest in all its material assets and property reflected in the 3323 pro forma balance sheet included in the 3323 Financial Statements, except assets and property disposed of after June 30, 2003 in the ordinary course of business and consistent with past practice. Except as set forth on Schedule 3.19, none of such assets or properties is subject to any material defects of title, mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection or joint ownership (collectively, "Encumbrances"). Except as set forth on Schedule 3.19, the facilities, machinery, furniture, office and other equipment of 3323 that are used in its business are sufficient for the operations of 3323 as currently conducted are in good operating condition and repair, subject only to the ordinary wear and tear. 3323 is not in material default under the 3323 Contracts governing any Encumbrances to which it or its properties and assets are subject.

                  3.24 Compliance with Applicable Laws. To the Knowledge of 3323, 3323 is in compliance in all material respects with all Applicable Laws affecting its business or operations, including those relating to occupational health and safety, and to the Knowledge of 3323, 3323 has received no communication during the past two years from a Governmental Entity alleging that 3323 has failed to comply in any material respect with any Applicable Laws.

                  3.25 Employee and Labor Matters. To the Knowledge of 3323, 3323 has made all payments and performed all material acts, if any, required to be complied with and has complied in all material respects with the applicable provisions, if any, of all Applicable Laws affecting employee and labor matters. Each terminated plan, if any, was terminated in accordance with Applicable Laws, and any agreements relating thereto have been terminated without liability to 3323.

                  3.26 Benefit Plans. 3323 currently maintains the employee benefit plans described on Schedule 3.22. Each listed plan (a) to the Knowledge of 3323 has been administered and operated in accordance with Applicable Laws and (b) has received all contributions required to be made thereunder by 3323 and any predecessors. For each listed plan, 3323 has delivered to FADI copies of
(i) the plan document setting forth the terms and conditions of the plan, (ii) any the trust agreement established under the plan, (iii) any investment or insurance contracts under the trust, (iv) the latest determination letter or an opinion from the applicable Governmental Entity about the qualified status of the plan under Applicable Law, and (v) any annual reports required by Applicable Law for the last three completed plan years. Any contributions to health plans required to be made by employees of 3323 has been paid in accordance the policies therefor.

                  3.27 Insurance. 3323 maintain policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in the 3323's judgment, reasonable for the business and assets of 3323. The insurance policies maintained by 3323 are listed on
Schedule 3.23. All listed policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received thereunder. To the Knowledge of 3323, the activities and operations of 3323 have been conducted in a manner conforming in all material respects to all applicable provisions of the listed insurance policies.

                  3.28 Transactions with Affiliates. Except as set forth on
Schedule 3.24, there is no transaction, and no transaction is now proposed, to which 3323 was or is to be a party and in which any of its officers, directors or shareholders or any of their Affiliates had or has a direct or indirect material interest.

                  3.29 Bank Accounts; Powers of Attorney; etc. Except as set forth on Schedule 3.25, there are no (a) safe deposit boxes, bank accounts, brokerage accounts or similar arrangements maintained by or for the account of 3323 with any bank, financial institution or other Person or (b) any outstanding powers of attorney or other authorizations issued by 3323 to 3323, any bank or financial institution or any other Person.

                  3.30 Fees. Except as set forth on Schedule 3.26, no Person acting on behalf of 3323 or any of its Affiliates is entitled to any brokerage fees or commissions of any nature directly or indirectly from 3323 in connection with any of the transactions contemplated hereby.

                  3.31 Disclosure. No representation or warranty of the Exchanging Shareholders contained in this Agreement, and no statement contained in any document, certificate or Schedule to this Agreement delivered to FADI in connection herewith by 3323, its Affiliates or any Person acting on its or their behalf contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF FADI. FADI represents and warrants to the Exchanging Shareholders as set forth below, subject to the exceptions set forth in the Schedules.

                  4.1 Organization of FADI. FADI is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. FADI is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes qualification necessary, except where failure to so qualify would have no Material Adverse Effect on FADI. FADI does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship.

                  4.2 Authority. FADI has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the FADI Shares. The execution, issuance and delivery of this Agreement, the issuance of the FADI Shares and the consummation by FADI of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required by its Boards or its shareholders. This Agreement and the other agreements delivered or to be delivered by FADI have been or will be at Closing duly executed and delivered by FADI and constitute valid and binding obligations of FADI, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

                  4.3 Capitalization. On the date hereof, FADI's authorized Capital Shares consist solely of 50,000,000 shares of FADI Common Stock, of which 3,985,000 shares are Outstanding. Except as set forth herein or in
Schedule 4.3, (i) no Derivative Securities of FADI are Outstanding, (ii) no Person has any agreement, right or commitment entitling it to acquire Derivative Securities from FADI and (iii) there are no agreements or other instruments of any kind to which FADI or, to its Knowledge, any Person is a party relating to the voting of its Capital Shares, other than its Charter and Bylaws, or to the registration of its Capital Shares under the Securities Act. All of the shares of FADI Common Stock that are Outstanding on the date of this Agreement have been duly and validly authorized and issued and are fully paid and nonassessable.

                  4.4 Exchange Act Registration. As of the date hereof, (a) the FADI Common Stock is registered under Section 12(g) of the Exchange Act, and (b) FADI is in full compliance with all reporting requirements of the Exchange Act.

                  4.5 Valid Issuance. Assuming the accuracy of the representations and warranties of the Exchanging Shareholders in Section 3, both at the date hereof and at the time of issuance, the issuance and sale of the FADI Shares will be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof or Regulation D thereunder and, when delivered in accordance with the terms hereof, the FADI Shares shall be duly and validly issued, fully paid and nonassessable. Neither the issuance and sale of the FADI Shares pursuant to this Agreement nor FADI's performance of its other obligations hereunder will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the FADI Shares or any of the assets of FADI or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire additional Capital Shares or other securities of FADI. The Exchanging Shareholders will not be subject to personal liability solely by reason of their ownership or possession of the FADI Shares.

                  4.6 No General Solicitation or Advertising. Neither FADI nor any of its Affiliates nor any distributor or any person acting on its or their behalf (a) has conducted or will conduct any general solicitation, as that term is used in Rule 502(c) under the Securities Act, or any general advertising with respect to any of the FADI Shares or the FADI Notes or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require FADI to register the issuance of the FADI Shares or the FADI Notes under the Securities Act.

                  4.7 No Integrated Offering. Neither FADI or its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require the issuance of the FADI Shares and the FADI Notes to be registered under the Securities Act.

                  4.8 No Conflicts. The execution, delivery and performance of this Agreement by FADI and the consummation by FADI of the transactions contemplated hereby, including the issuance of the FADI Shares, do not and will not (a) result in a violation of its Charter or Bylaws, (b) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which FADI is a party, or (c) result in a violation of any Applicable Law, nor is FADI or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation that would, individually or in the aggregate, have no Material Adverse Effect on FADI.

                  4.9 Consents. Assuming the accuracy of the representations and warranties of the Exchanging Shareholders in Section 3 both at the date hereof and on the Closing Date, FADI is not required by Applicable Law to obtain any consent, authorization or order of any Governmental Entity or to make any filing or registration with any Governmental Entity in connection with its execution, delivery or performance of its obligations under this Agreement, other than the filing of (a) any notices that may be required under state or provincial securities laws subsequent to the Closing, (b) the receipt of an exempting order from the Quebec Securities Commission in respect of the issuance of FADI Shares in favor of certain Exchanging Shareholders who are resident of the Province of Quebec and (c) an Information Statement with the SEC under Rule 14f-1 under the Exchange Act, in connection with the notice of the Board Augmentation.

                  4.10 SEC Documents and Financial Statements. Except as indicated on Schedule 4.10, FADI has filed on a timely basis all documents required to be filed by it with the SEC since January 1, 1997 (all such documents filed since January 1, 1997 and prior to the date hereof are referred to as the "FADI SEC Documents"). Complete and correct copies of FADI SEC Documents have been made available to the Exchanging Shareholders. As of their respective dates, or if amended as of the date of the last such amendment, FADI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to FADI's audit committee), and none of FADI SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of FADI, all as of and for the nine-month period ended September 30, 2003 (the "FADI Interim Financial Information") have been provided to the Exchanging Shareholders. The FADI Financial Statements fairly present, in all material respects, the consolidated financial position of FADI, as of and for the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended (subject, in the case of the FADI Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto and the FADI Interim Financial Information do not contain the footnotes required by GAAP). Since September 30, 2003, FADI has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

                  4.11 No Undisclosed Liabilities. FADI has no material liabilities or obligations not reflected in the FADI Financial Statements, other than those incurred in the ordinary course of FADI's business since the date of the FADI Interim Financial Information and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on FADI.

                  4.12 No Material Adverse Change. Since the date of the FADI Interim Financial Information, no event or condition has occurred that could have a Material Adverse Effect on FADI. Except as set forth in Schedule4.12, or as set forth in FADI`s periodic reports filed with the SEC, since the date of the FADI Interim Financial Information, FADI has not (a) issued or repurchased any Capital Shares, issued any Derivative Securities or declared, set aside or paid any dividend or distribution on Outstanding Capital Shares, (b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the contracts in effect as of that date, (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, (d) sold or transferred any of its tangible or intangible assets, except to fund accounts payable and otherwise in the ordinary course of business, (e) canceled any material debts or claims or waived any material right, (f) paid or discharged any liabilities of any other Person, (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, (h) suffered or incurred any extraordinary expenses or losses, (i) paid or discharged any material obligation or liability, absolute or contingent, other than current liabilities incurred since September 30, 2003 in the ordinary course of business, (j) made any material change in the individual or aggregate compensation in any form payable to any of its employees, directors or consultants, (k) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a Control Person of FADI, (l) made any material changes in its accounting principles or methods or (m) agreed in writing or, to the best knowledge of FADI, orally to take any of the actions covered by this Section 4.12 (collectively, "Material FADI Actions").

                  4.13 Trademarks, Trade Names and Licenses. FADI owns the trademarks, trade names and registrations therefor listed in Schedule 4.13. Except as set forth in Schedule 4.13, (a) FADI has not granted licenses or other rights to use its trademarks, trade names or registrations, (b) no other trademarks, trade names or registrations are either owned or licensed by FADI and (c) to the best knowledge of FADI, the operations of FADI do not infringe on the trademarks and trade names of any Person, and no pending or threatened claim has been made to the contrary.

                  4.14 Litigation and Other Proceedings. Except as set forth in
Schedule 4.14, there are no Proceedings pending or, to FADI's knowledge, threatened against FADI that might have a Material Adverse Effect on FADI, and there are no judgments, orders, writs, injunctions, decrees or awards issued by or, to FADI's knowledge, requested by any Governmental Entity that might have a Material Adverse Effect on FADI.

4.15 Contracts. Except as set forth on Schedule 4.15, or as set forth in FADI`s periodic filings with the SEC, FADI is not a party to or is bound by any:

                           (a) employment or consulting agreement or arrangement
that has an aggregate future liability in excess of $100,000 and is not terminable by FADI by notice of not more than 6 months for a cost of less than $100,000;

                           (b) employee collective bargaining contract with any
labor union;

                           (c) covenant not to compete or other covenant
restricting the operations of FADI;

                           (d) agreement or arrangement with any current or
former officer, director or employee of FADI or any Affiliate of FADI, other than employment agreements covered by Section 4.15(a);

                           (e) agreement or arrangement designed to shift risk
relating to currency, interest rate or other price fluctuations involving notional amounts in excess of $50,000;

                           (f) lease or similar agreement with any Person under
which (i) FADI is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (ii) FADI is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by FADI, which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable at FADI's election on less than 6 months notice for a cost of less than $100,000;

                           (g) agreement or arrangement for the future purchase
or receipt of materials, supplies, equipment or services, which has an aggregate future liability to FADI in excess of $100,000 and is not terminable at FADI's election on less than 6 months notice for a cost of less than $100,000;

                           (h) agreement, instrument or arrangement under which
FADI has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person, which individually is in excess of $100,000;

                           (i) agreement, instrument or arrangement under which
(i) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of FADI or (ii) FADI has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), which individually is in excess of $100,000;

                           (j) agreement, instrument or arrangement under which
FADI has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, which individually is in excess of $100,000;

                           (k) agreement, instrument or arrangement providing
for indemnification of any Person against claims or liabilities relating to any current or former business of FADI or any predecessor of FADI; or

                           (l) other agreement, instrument or arrangement to
which FADI is a party or by or to which it or any of its assets or business is bound or subject, having an aggregate future liability to any Person in excess of $100,000 and is not terminable at FADI's election upon less than 6 months notice for a cost of less than $100,000.

                  4.16 Enforceability of FADI Contracts. Except as set forth on
Schedule 4.16, (a) all agreements, instruments and arrangements listed or required to be listed in Schedule 4.15 or any other Schedule contemplated by
Section 4 (collectively, the "FADI Contracts") are valid, binding and in full force and effect and are enforceable by FADI in accordance with its terms, (b) FADI has performed all its material obligations to date under all FADI Contracts to which it is a party or is otherwise bound or subject, (c) FADI is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any FADI Contracts, (d) no other Person to any of FADI Contracts has notified FADI of the counterparty's belief that FADI is or is likely to become in breach or default in any material respect thereunder or of the counterparty's intention to accelerate or modify in a manner adverse to FADI any obligations or rights thereunder and (e) no other party to any of FADI Contacts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  4.17 Tax and Other Returns and Reports. Except as disclosed on
Schedule 4.17, (a) all national, state and local tax returns, reports and statements required to be filed by FADI has been filed with the appropriate Governmental Entities in all jurisdictions in which the returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of FADI for the periods, properties or events covered thereby, (b) all national, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions have been properly accrued or paid, (c) FADI has not received any notice of assessment or proposed assessment by any taxing authority in connection with any of its tax returns, and there are no pending tax examinations of or tax claims asserted against FADI or any of its assets or properties, (d) there are no tax liens on any of FADI's assets, and (e) FADI has no knowledge of any basis for any additional assessment of any taxes on FADI.

                  4.18 Title to Assets; Absence of Liens and Encumbrances. FADI owns or has a valid leasehold interest in all its material assets and property reflected in the FADI Interim Financial Information, except assets and property disposed of after June 30, 2003 in the ordinary course of business and consistent with past practice. Except as set forth on Schedule 4.18, none of such assets or properties is subject to any material Encumbrances. Except as set forth on Schedule 4.18, the facilities, machinery, furniture, office and other equipment of FADI that are used in its business are sufficient for the operations of FADI as currently conducted are in good operating condition and repair, subject only to the ordinary wear and tear. FADI is in no material default under FADI Contracts governing any Encumbrances to which it or its properties and assets are subject.

                  4.19 Compliance with Applicable Laws. Except as set forth on
Schedule 4.19, FADI is in compliance in all material respects with all Applicable Laws affecting its business or operations, including those relating to occupational health and safety, and FADI has received no communication during the past two years from a Governmental Entity alleging that it has failed to comply in any material respect with any Applicable Laws.

                  4.20 Employee and Labor Matters. FADI has made all payments and performed all material acts, if any, required to be complied with and have complied in all material respects with the applicable provisions, if any, of ERISA, the Code and any related or similar Applicable Laws affecting employee and labor matters. FADI has neither unfunded liability nor accumulated funding deficiency (within the meaning of ERISA) with respect to any employee plan. All benefits payable under any terminated employee pension benefit plan (as that term is defined in Section 3(2)(A) of ERISA) previously maintained by FADI or any predecessor or to which it or any predecessor has previously contributed have been paid in full, and FADI has no unfunded liability in respect thereof to the Pension Benefit Guaranty Corporation, similar Governmental Entity or to the participants in the plan or to the beneficiaries of those participants. Each terminated plan, if any, was terminated in accordance with Applicable Laws, and any agreements relating thereto have been terminated without liability to FADI.

                  4.21 Benefit Plans. FADI currently maintains the employee benefit plans described on Schedule 4.21. Each listed plan (a) is qualified under the applicable provisions of the Code, (b) has been administered and operated in accordance with the applicable provisions of ERISA and the Code and
(c) has received all contributions required to be made thereunder by FADI and any predecessors. For each listed plan, FADI has delivered to the 3323 copies of
(i) the plan document setting forth the terms and conditions of the plan, (ii) any the trust agreement established under the plan, (iii) any investment or insurance contracts under the trust, (iv) the latest determination letter or an opinion from the applicable Governmental Entity about the qualified status of the plan under the Code or other Applicable Law and (v) any annual reports required by Applicable Law for the last three completed plan years. Any contributions to health plans required to be made by employees of FADI has been paid in accordance the policies therefor.

                  4.22 Insurance. FADI maintains policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in FADI's judgment, reasonable for the business and assets of FADI. The insurance policies maintained by FADI are listed on Schedule
4.22. All listed policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received thereunder. The activities and operations of FADI have been conducted in a manner conforming in all material respects to all applicable provisions of the listed insurance policies.

                  4.23 Transactions with Affiliates. Except as set forth on
Schedule 4.23, or as set forth in FADI`s periodic filings with the SEC, there is no transaction, and no transaction is now proposed, to which FADI was or is to be a party and in which any of its officers, directors or shareholders or any of their Affiliates had or has a direct or indirect material interest.

                  4.24 Fees. No Person acting on behalf of FADI or any of its Affiliates is entitled to any brokerage fees or commissions of any nature directly or indirectly from FADI or its Affiliates in connection with any of the transactions contemplated hereby.

                  4.25 Disclosure. No representation or warranty of FADI contained in this Agreement, and no statement contained in any document, certificate or Schedule to this Agreement delivered to the Exchanging Shareholders in connection herewith by FADI, its Affiliates or any Person acting on its or their behalf contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

         5.       DILIGENCE AND DISCLOSURE MATTERS.

                  5.1 FADI's Due Diligence Review. The Exchanging Shareholders shall cause 3323 to make available for inspection and review by FADI and its advisors and representatives (collectively, "FADI Representatives") copies of all records of 3323 reasonably requested by them for conducting their due diligence review in connection with the transactions contemplated by this Agreement.

                  5.2 3323's Due Diligence Review. FADI shall make available for inspection and review by 3323 and its advisors and representatives (collectively, "3323 Representatives") copies of all records of FADI reasonably requested by them for conducting their due diligence review in connection with the transactions contemplated by this Agreement.

                  5.3 Supplemental Disclosure. Each Party shall have the continuing obligation until the Closing to promptly supplement or amend its Schedules to reflect any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no supplement or amendment to the Schedules delivered more than five (5) business days after the date of this Agreement shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 8 or Section 9.

                  5.4 Non-Disclosure. All confidential information received by a Party with respect to the business of the other Party shall be treated in accordance with the restrictions set forth in the confidentiality agreement dated as of October 15, 2003 between FADI and 3323.

                  5.5 Information Statement. FADI covenants that on the date filed with the SEC and on the date first sent or given to shareholders, the Information Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. 3323 shall provide for use in the Information Statement all information about 3323 and its Affiliates reasonably necessary for the Information Statement to comply as to form in all material respects with the relevant provisions of the Exchange Act. 3323 covenants that on the date the Information Statement is filed with the SEC and on the date it is first sent to FADI's shareholders, the information provided in writing by 3323 or its Affiliates for use therein shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements related thereto contained in the Information Statement, in light of the circumstances in which they were made, not misleading. 3323 and its counsel shall be given a reasonable opportunity to review and comment upon the Information Statement and all amendments and supplements thereto prior to their filing with the SEC or dissemination to FADI's shareholders. FADI shall provide 3323 and its counsel with any comments FADI or its counsel may receive from the SEC or its staff with respect to the Information Statement promptly after the receipt thereof.

                  5.6 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to cause the Closing to occur by the Outside Closing Date.

                  5.7 Further Assurances. From time to time, as and when requested by a Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all documents and instruments and shall take all actions (subject to the other provisions of this Agreement) as the other Parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

        6. CONDUCT OF 3323 BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing, unless otherwise approved in writing by FADI, 3323 shall cause 3323 to conduct its business in accordance with the provisions of this Section 6.

                  6.1 Corporate Existence. 3323 shall cause 3323 to take all steps necessary to preserve and continue its corporate existence and franchises.

                  6.2 Conduct of Operations. 3323 shall cause 3323 to conduct its operations in the ordinary and usual courses of business, as currently conducted, and shall not take or agree to take any Material 3323 Actions except
(i) in connection with the acquisition of Kischi Konsulting Inc. and (ii) as provided in this Agreement.

                  6.3 Preservation of Representations. The Exchanging Shareholders shall not take any action that (a) if taken on or before the date hereof, would make any of their representations and warranties in Section 3 untrue or (b) would interfere with their ability to perform its obligations under this Agreement.

                  6.4 Procuring Approvals. 3323 shall use its best efforts to cause 3323 to obtain all licenses, consents or other approvals required to be obtained from any Person in connection with the transactions contemplated by this Agreement.

                  6.5 Exclusivity. Between the date of this Agreement and the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 12, no Exchanging Shareholder nor any Person acting on their behalf shall initiate, encourage, solicit or agree to any offer from any Person other than FADI regarding any merger, sale of securities, sale of assets or similar transaction involving 3323 or any transaction that could be expected to impede, delay, interfere with, prevent or dilute the benefits to FADI of the transactions contemplated hereby, unless (a) the 3323 Board determines in good faith based on written advice of its outside legal counsel that the action is necessary for the Board to comply with its fiduciary duties to shareholders under Applicable Law, (b) prior to entering into negotiations, the 3323 Board receives from that Person an executed confidentiality agreement with terms no less favorable to FADI than those contained in the confidentiality agreement with 3323 and (c) prior to entering into those negotiations, 3323 provides written notice to FADI that includes the terms of the proposal, the identity of the Person making the proposal and the fact that clauses (a) and (b) of this
Section 6.5 have been satisfied.

                  7. CONDUCT OF FADI BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing, unless otherwise approved in writing by 3323, FADI shall conduct its business in accordance with the provisions of this
Section 7.

                  7.1 Preservation of Representations. FADI shall not take any action that (a) if taken on or before the date hereof, would make any of its representations and warranties in Section 4 untrue or (b) would interfere with its ability to perform its obligations under this Agreement.

                  7.2 Procuring Approvals. FADI shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by it from any Person in connection with the transactions contemplated by this Agreement. As soon as practicable after the date hereof, FADI shall mail copies of the definitive Information Statement to its shareholders.

                  7.3 Delivery of Periodic Reports. FADI shall promptly deliver to 3323, upon release to wire services or filing under EDGAR, copies of all its press releases and Exchange Act filings.

         8. CONDITIONS PRECEDENT TO FADI'S OBLIGATIONS. The obligations of FADI hereunder to issue the FADI Shares to the Exchanging Shareholders at the Closing in exchange for the 3323 Shares and to consummate the other transactions contemplated by Section 2 are subject to the satisfaction or waiver on or before the Closing Date, of each of the conditions set forth in this Section 8. FADI may not rely on the Exchanging Shareholders' failure to satisfy any condition set forth in this Section 8 if the failure was caused by its own failure to act in good faith or to use all reasonable efforts to satisfy the conditions set forth in Section 9.

                  8.1 Accuracy of the Exchanging Shareholders' Representation and Warranties. The representations and warranties of the Exchanging Shareholders herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

                  8.2 Performance by the Exchanging Shareholders. The Exchanging Shareholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by them at or prior to the Closing Date. In addition, 3323's acquisition of Kischi Konsulting Inc. shall have occurred on the terms and conditions disclosed to FADI, and that FADI shall have acquired at least 80% of the outstanding shares of 3323.

                  8.3 No Injunction. No Applicable Law shall prohibit the Exchanging Shareholders from consummating the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

                  8.4 No Adverse Changes. Since the filing date of most recent balance sheet of 3323 included in the 3323 Financial Statements, no event or condition shall have occurred that had or would likely have a Material Adverse Effect on 3323.

                  8.5 Consents Obtained. The Exchanging Shareholders shall have obtained any written consents of any Person whose consent is required to consummate the transactions contemplated by this Agreement.

                  8.6 Section 338 Election. If requested by FADI, the Exchanging Shareholders shall have delivered to FADI any documents or instruments required for FADI to file a timely election under Section 338 of the Code with respect to its tax treatment of its acquisition of 3323.

                  8.7 Officer's Certificate. FADI shall have received a Compliance Certificate in substantially the form of Exhibit E, executed by the chief executive officer of 3323 as at the Closing Date.

         9. CONDITIONS PRECEDENT TO THE EXCHANGING SHAREHOLDERS' OBLIGATIONS. The obligations of the Exchanging Shareholders to assign and transfer the 3323 Shares to FADI at the Closing in exchange for the FADI Shares and to consummate the other transactions contemplated by Section 2 are subject to the satisfaction or waiver on or before the Closing Date, of each of the conditions set forth in this Section 9. The Exchanging Shareholders may not rely on FADI's failure to satisfy any condition set forth in this Section 9 if the failure was caused by their own failure to act in good faith or to use all reasonable efforts to satisfy the conditions set forth in Section 8.

                  9.1 Accuracy of FADI's Representation and Warranties. The representations and warranties of FADI herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

                  9.2 Performance by FADI. FADI shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by FADI at or prior to the Closing Date.

                  9.3 No Injunction. No Applicable Law shall prohibit FADI from consummating the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

                  9.4 No Adverse Changes. Since the date of the FADI Interim Financial Information was filed, no event or condition shall have occurred that had or would likely have a Material Adverse Effect on FADI.

                  9.5 No Trading Suspension or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, nor shall FADI has received any letter or notice of any suspension or delisting.

                  9.6 Consents Obtained. FADI shall have obtained any required written consents of any other Person whose consent is required to the transactions contemplated by this Agreement, except that the Exchanging Shareholder acknowledges and agrees that FADI is requried to obtain receipt of an exempting order from the Quebec Securities Commission in respect of the issuance of FADI Shares in favor of certain Exchanging Shareholders who are resident of the Province of Quebec, and that such exempting order shall not be received by the Closing Date.

                  9.7 Board Augmentation. 3323 shall have received a unanimous written consent of all incumbent directors of FADI, executed and effective as of the Closing Date, subject to Closing hereunder, increasing the size of FADI Board to five members and appointing 3323 Designees as directors of FADI to fill the vacancies created by the increase in the size of FADI Board.

                  9.8 Management Realignment. 3323 shall have received (a) the written resignation of each incumbent officer of FADI (which shall release FADI from all obligations to them, other than indemnification without payment by
FADI), executed and effective as of the Closing Date, subject to Closing hereunder, and (b) a unanimous written consent of all incumbent directors of FADI, executed and effective as of the Closing Date electing the incumbent officers of 3323 listed in Schedule 9.8 to the respective positions with FADI set forth therein.

                  9.9 Registration Rights Agreement. FADI shall have executed and delivered the Registration Rights Agreement.

                  9.10 Officer's Certificate. The Exchanging Shareholders shall have received a Compliance Certificate in substantially the form of Exhibit F, executed by the chief executive officer of FADI as at the Closing Date.

         10.      POST-CLOSING COVENANTS.

                  10.1 Conduct of Business. For a period of at least three years after the Closing Date, provided that is available on commercially reasonable terms, FADI shall maintain the directors and officers liability insurance policy in place on the Closing Date or a replacement policy with equivalent coverage for former officers and shall pay all premiums thereon as they become due. 3323 shall not, directly or indirectly through any Affiliates, vote FADI Shares or take any action as officers or directors of FADI to approve, effect or facilitate any act or omission that would result in a violation of FADI's covenants in this Section 10.1.

         11.      INDEMNIFICATION.

                  11.1 Indemnification by FADI. FADI shall indemnify and hold harmless 3323 and its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Person in connection with any Proceeding to which the Indemnified Person is, was or at any time becomes a party, arising from FADI's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

                  11.2 Indemnification by the Exchanging Shareholders. Each of the Exchanging Shareholders shall indemnify and hold harmless FADI and its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Person in connection with any Proceeding to which the Indemnified Person is, was or at any time becomes a party, arising from the Exchanging Shareholder's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

                  11.3 Notice and Defense of Claim. The Indemnified Person shall promptly notify the Indemnifying Person in writing of the commencement of any Third Person Proceeding for which indemnification may be claimed hereunder, provided that any failure to so notify the Indemnifying Person shall not relieve it from its obligations under this Section 11. If it receives notice of a Third Person Proceeding from the Indemnified Person, the Indemnifying Person may participate in the Proceeding at its own expense and will be entitled to assume the defense thereof with counsel of its choice unless counsel for the Indemnifying Person reasonably concludes that there would be a conflict of interest between the Indemnifying Person and the Indemnified Person that precludes their joint representation under Applicable Law or ethical canons. If the Indemnifying Person assumes the defense of the Third Person Proceeding, it shall not be liable to the Indemnified Person for any Litigation Expenses subsequently incurred by it in connection with the defense thereof, except to the extent that the Indemnifying Person authorizes the Indemnified Person to engage separate counsel or the Indemnifying Person or its counsel fails to act with reasonable diligence in assuming the defense of the Proceeding, in each of which events all Litigation Expenses thereafter incurred by the Indemnified Person for employing separate counsel shall be subject to indemnification hereunder. In no event shall the Indemnifying Person be obligated for the Litigation Expenses of more than one separate counsel to represent all Indemnified Parties in a particular Third Person Proceeding.

                  11.4 Advancement of Expenses. Upon written request by the Indemnified Person in connection with a Third Person Proceeding, the Indemnifying Person shall promptly advance all Litigation Expenses incurred by or on behalf of the Indemnified Person to the extent authorized under Section
11.3. The request shall contain a reasonably detailed description of the Litigation Expenses or, if available to the Indemnified Person, documentation evidencing the amount of the Litigation Expenses. The Indemnified Person's right to advancement of Litigation Expenses shall be conditioned upon its agreement to repay amounts advanced if it is ultimately determined that the Indemnified Person is not entitled to be indemnified for those Litigation Expenses under this Section 11.

                  11.5 Remedies of the Indemnified Person. In the event that (a) advances of Litigation Expenses pursuant to Section 11.4 are not timely made,
(b) payment of Liabilities or Litigation Expenses are not timely made after a determination of entitlement to indemnification hereunder or (c) the Indemnified Person otherwise seeks to enforce its rights under this Section 11, the Indemnified Person shall be entitled to a final adjudication of its rights hereunder in any court of competent jurisdiction in the venue specified in
Section 13.1 (an "Adjudication"). All Litigation Expenses reasonably incurred by the Indemnified Person in connection with an Adjudication shall be borne by the Indemnifying Person if the Indemnified Person is successful in the Adjudication.

                  11.6 Settlement, Compromise and Consent. Without the prior written consent of the Indemnified Person, the Indemnifying Person shall not settle any Third Person Proceeding, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein unless the settlement, compromise or consent includes an unconditional release in favor of the Indemnified Person by all claimants from any liability therein. The Indemnifying Person shall not be liable to indemnify the Indemnified Person under this Section 11 for any amounts paid in settlement of a Third Person Proceeding effected without its written consent, which the Indemnifying Person shall not unreasonably withhold or delay.

                  11.7 Nonexclusivity. The rights of the Indemnified Person under this Section 11 shall not be deemed exclusive or in limitation of any other rights to which the Indemnified Person may be entitled under Applicable Law.

                  11.8 Other Payments. The Indemnifying Person shall not be liable to make any payment under this Section 11 to the extent that the Indemnified Person has received payment from a third party of the amounts otherwise payable by the Indemnifying Person hereunder.

                  11.9 Subrogation. The Indemnifying Person shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnified Person, and the Indemnified Person shall take all actions necessary to secure the Indemnifying Person's recovery rights and perfect its ability to enforce those rights.

         12.      TERMINATION.

                  12.1 3323 Termination Event. Provided that the Exchanging Shareholders have not materially breached any of their representations, warranties, covenants or agreements contained herein, the Exchanging Shareholders may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if FADI shall have failed to satisfy in any material respect any of the conditions set forth in Section 9 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by a majority of the Exchanging Shareholders and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Exchanging Shareholders.

                  12.2 FADI Termination Event. Provided that FADI has not materially breached any of its representations, warranties, covenants or agreements contained herein, it may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if the Exchanging Shareholders shall have failed to satisfy in any material respect any of the conditions set forth in Section 8 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by FADI and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to FADI.

                  12.3 Other Termination Events. This Agreement may be terminated and the transactions contemplated hereby abandoned by the Parties (i) by mutual agreement, or (ii) if the Closing does not occur on or prior to the Outside Closing Date, provided that the Party seeking termination pursuant to this Section 12.3 is not in breach of its or their material representations, warranties, covenants or agreements contained in this Agreement.

                  12.4 Notice of Termination. In the event FADI or an Exchanging Shareholder seeks to terminate this Agreement pursuant to this Section 12, it shall provide written notice (a "Termination Notice") thereof to the other Party, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by any Party, subject to the provisions of Section 12.5.

                  12.5 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this
Section 12, this Agreement shall become void and of no further force or effect, except that each Party shall return all documents and other material received from or on behalf of the counter Party in connection with the transactions contemplated hereby, together with all copies thereof, whether so obtained before or after the execution hereof. The restrictions set forth in the LOI regarding disclosure of confidential information shall remain in full force and effect notwithstanding any termination of this Agreement.

         13.      MISCELLANEOUS.

                  13.1 Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by a Party against the counter Party concerning the transactions contemplated by this Agreement may be brought in the state courts of New York or in the federal courts located in Miami, Florida. All Parties agree to submit to the jurisdiction of those courts and waive trial by jury. The prevailing Party in any Proceeding between the Parties shall be entitled to recover from the counter Party its reasonable attorneys' fees and disbursements incurred in connection with the Proceeding.

                  13.2 Assignment. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the counter Party.

                  13.3 Binding Effect. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Person and its successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

                  13.4 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

                  13.5 Notices. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the date deposited in the United States mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

         If to the Exchanging Shareholders:

                  [Provide]

         With a copy to:

                  Hodgson Russ LLP
                  One M&T Plaza
                  Suite 2000
                  Buffalo NY
                  14203
                  Attention:  Joseph P. Galda

         If to FADI:

                  5607 Hiatus Road, Suite 500
                  Tamarac Florida, 33321-6408
                  Att: Scott Siegel

                  13.6 Fees and Expenses. All reasonable fees and expenses of the Exchanging Shareholders (including legal and accounting expenses) shall be paid at Closing by FADI from the proceeds of the private placement. As to FADI and 3323, each Party shall pay its own expenses in connection with the transactions contemplated by this Agreement.

                  13.7 Publicity. Except as required by Applicable Law, neither FADI nor any Exchanging Shareholder shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of 3323, in the case of a statement or announcement by FADI, or FADI, in the case of a statement or announcement by any Exchanging Shareholder, which shall not be unreasonably withheld, conditioned or delayed in either case.

                  13.8 Entire Agreement. This Agreement, including the Schedules and Exhibits, together with the confidentiality provisions of the confidentiality agreement, set forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between or among the Parties, both oral and written, relating to the subject matter hereof.

                  13.9 Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision, severance of which shall not affect the validity or enforceability of any other provision of this Agreement.

                  13.10 Waiver of Provisions. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

                  13.11 Covenants. The parties agree and covenant to cooperate fully and provide any certificates, documentation, financial statements and data for purposes of making any filings or submissions to the regulatory authorities having jurisdiction in the United States and Canada.

                  13.12 Captions. The headings and captions in this Agreement and in the Schedules and Exhibits are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

                  13.13 Counterparts. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.

                  13.14 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

                                FIRST AID DIRECT, INC.


                                By: /s/ Scott Siegel
                                   --------------------------------------------
                                         Scott Siegel,
                                         President and Chief Executive Officer



                                THE EXCHANGING SHAREHOLDERS

                                /s/ Michel L. Marengere
                                -----------------------------------------------
                                         Name: Michel L. Marengere

                                /s/ Jacques Delorme
                                -----------------------------------------------
                                         Name: Jacques Delorme